Exhibit 99.1

Dr. Michael A. Luther Joins Transgenomic’s Board of Directors

OMAHA, Neb. (March 19, 2014) -- Transgenomic, Inc. (OTCBB: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through diagnostic tests as well as clinical and research services, today announced the appointment of Michael A. Luther, Ph.D., to its Board of Directors. Dr. Luther will also become a member of the Board’s audit committee. His appointment became effective March 13, 2014.

“Dr. Luther brings a unique combination of scientific expertise, practical business experience, and effective leadership, and we are honored to welcome him to the Transgenomic Board” said Rodney S. Markin, M.D., Ph.D., Chairman of Transgenomic. “We believe Michael’s contributions will be invaluable as we continue to implement our strategic growth initiatives and advance our molecular diagnostic tests in the personalized medicine marketplace.”

“I am excited to join the Transgenomic Board during this period of strategic transformation,” said Dr. Luther. “Molecular diagnostics will play an integral role in the future of healthcare and Transgenomic is well-positioned to become a leader in personalized medicine. The Company has cutting-edge technology platforms, deep technical expertise, and an excellent management team. I look forward to working with the entire team and playing a role in the advancement of its portfolio of medically important genetic tests.”

Dr. Luther brings over 25 years of business experience to Transgenomic. He currently serves as Senior Vice President of Discovery and Development at Albany Molecular Research, Inc. (AMRI), a publicly-traded, global pharma services organization that provides discovery, development, and manufacturing to the biopharmaceutical industry. Dr. Luther joined AMRI from Charles River Laboratories where he served as Corporate Vice President of Global Discovery Research Services. Before joining Charles River Laboratories, he was President and a member of the Board of Directors of the David H. Murdock Research Institute. Previously, he held executive and managerial positions at Merck and GlaxoSmithkline.

Dr. Luther earned his Ph.D. in biochemistry from the St. Louis University School of Medicine; an M.B.A. from Duke University, Fuqua School of Business; and a B.Sc. in biology and chemistry from North Carolina State University. Dr. Luther has authored numerous scientific papers and has served on Boards of Directors for both academic and industry trade organizations, including the Chagas Disease Foundation, and the College of Life Sciences Research Foundation at North Carolina State University. He is also a Director for Islet Sciences.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases. The Company has three complementary business units: Patient Testing, Biomarker Identification, and Genetic Assays and Platforms, which provide specialized diagnostic tests, contract research services for drug development, and equipment, reagents and other consumables for clinical and research applications in molecular testing and cytogenetics.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contact:

Investor Contact:
Argot Partners
David Pitts, 212-600-1902
david@argotpartners.com

or

Company Contact:
Transgenomic, Inc.
Donna Christian, 402-452-5416
investorrelations@transgenomic.com